UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Cleco Corporation

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement

and

Notice of

Annual Meeting

of Shareholders

to be held on

April 23, 2004

March 18, 2004

CLECO CORPORATION

2030 Donahue Ferry Road

Pineville, Louisiana 71360-5226

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	9:00 a.m., Central time, on Friday, April 23, 2004

PLACE	Louisiana Convention Centre 2225 N. MacArthur Drive Alexandria, Louisiana 71303

ITEMS OF BUSINESS	(1) To elect four directors who will each serve a three-year term expiring in 2007.

(2) To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.

RECORD DATE	You can vote if you are a shareholder of record as of the close of business on February 23, 2004.

ANNUAL REPORT	Our 2003 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the annual meeting. Please mark, sign, date, and promptly return the enclosed proxy card in the postage-paid envelope, or vote through the Internet as described in the enclosed proxy card. Any proxy may be revoked at any time prior to its exercise at the annual meeting.

Judy P. Miller

Corporate Secretary

March 18, 2004

PROXY STATEMENT

CLECO CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 23, 2004

Cleco Corporation is furnishing you this proxy statement because you are a holder of Cleco common stock or preferred stock. The Cleco board of directors is soliciting proxies for use at the Cleco annual meeting of shareholders and at any adjournments or postponements of the annual meeting. The annual meeting will be held at 9:00 a.m., Central time, on Friday, April 23, 2004, at the Louisiana Convention Centre, 2225 N. MacArthur Drive, Alexandria, Louisiana 71303 (please see the map included as Appendix A). The voting stock of Cleco consists of shares of common stock and preferred stock, with each share of common stock and preferred stock entitling its owner to one vote. The holders of common stock and preferred stock vote together as a single class, except in the election of directors, where holders of common stock can cumulate their votes. At the annual meeting, holders of record of Cleco voting stock at the close of business on February 23, 2004 will be entitled to vote upon proposals relating to:

•	the election of four directors who will each serve until the annual meeting in 2007; and

•	any other business that may properly come before the meeting.

The board of directors recommends that you vote “FOR” the election of the four nominees for director.

This proxy statement and the accompanying proxy card are first being mailed on or about March 18, 2004 to record shareholders of Cleco as of February 23, 2004.

INTRODUCTION

General

This is the proxy statement of Cleco Corporation. Unless the context clearly indicates otherwise or unless otherwise noted, all references in this proxy statement to “Cleco” mean Cleco Corporation.

Proxy Solicitation

The enclosed proxy is solicited on behalf of the Cleco board of directors to be voted at the annual meeting. The management of Cleco will solicit proxies by mail, telephone, facsimile, the Internet or overnight delivery. Proxies also may be solicited in advertisements and in person by Cleco officers and employees. Cleco has hired Morrow & Company, Inc. to assist in the solicitation of proxies. Morrow’s fee is approximately $7,500 plus expenses. Other than Morrow, no specially engaged solicitors will be retained to solicit proxies. Cleco is responsible for the payment of all expenses of the solicitation, including the cost of preparing and mailing this proxy statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of Cleco voting stock.

All duly executed proxies will be voted in accordance with their instructions. If no instructions are in an executed proxy, the shares represented by such proxy will be voted at the annual meeting or any adjournments or postponements thereof “FOR” the proposal and, in the discretion of the persons named in the proxy, on any other business that may properly come before the annual meeting. Management is not aware of any other matters that are likely to be brought before the annual meeting.

Cleco’s principal executive offices are located at 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226, and Cleco’s telephone number is (318) 484-7400.

Record Date and Voting Rights

Holders of record of outstanding voting stock as of the close of business on February 23, 2004 are entitled to receive notice of and to vote at the annual meeting. As of February 23, 2004, there were 47,031,136 shares of Cleco common stock outstanding and 255,457 shares of Cleco preferred stock outstanding. As of February 23, 2004, all officers and directors of Cleco, as a group, beneficially owned 3.4% of the outstanding shares of Cleco common stock and 20.8% of the outstanding shares of Cleco preferred stock.

This proxy provides you with the opportunity to specify your approval or disapproval of, or abstention with respect to, the proposal to elect four directors to serve until the 2007 annual meeting of shareholders.

Generally, under Louisiana law and Cleco’s Amended and Restated Articles of Incorporation and Bylaws, an abstention by a shareholder who is either present in person at the annual meeting or represented by proxy is not a vote “cast” and is counted neither “for” nor “against” the matter subject to the abstention. Broker non-votes on matters are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote. Under Louisiana law and the Cleco Bylaws, a quorum is based upon the number of outstanding shares of voting stock, including shares relating to abstentions.

Election of directors is by plurality of the voting stock, with each holder of Cleco common stock being able to cast as many votes as equal the number of such holder’s shares of common stock multiplied by the number of directors to be elected. Each holder of Cleco common stock may cumulate all or any part of these votes for one or more of the nominees.

The proxy enclosed for record holders of voting stock is for the number of shares registered in your name with Cleco, together with any additional full shares held in your name in Cleco’s Dividend Reinvestment Plan, or DRIP.

If you are an employee of Cleco and participate in the Cleco Savings and Investment Plan, you may vote the number of shares of Cleco common stock equivalent to your interest in the Cleco common stock fund as of the close of business on February 23, 2004, the record date for the annual meeting. You also may vote the number of shares of Cleco preferred stock allocated to your account under the plan as of the record date for the annual meeting. Additionally, if you are an employee of Cleco and participate in the Cleco Employee Stock Purchase Plan, you may vote the number of shares of Cleco common stock purchased with your payroll deductions as of the record date. In any case, complete and return the proxy card being mailed with this proxy statement. The trustee under the Savings and Investment Plan and/or the custodian under the Employee Stock Purchase Plan will vote the shares allocated to your account(s) according to your instructions. If you do not send instructions within the time required, the share equivalents credited to your account(s) will not be voted.

Please call Cleco’s Office of Shareholder Assistance at 1-800-253-2652 with any questions relating to the proposal to be considered at the annual meeting.

Execution and Revocation of Your Proxy

Shares represented by proxies properly signed and returned will be voted at the annual meeting in accordance with the shareholder’s specifications. If a proxy is signed but no voting specification is made, then the shares represented by the proxy will be voted “FOR” the election of the four nominees for director, and in accordance with the recommendations of the Cleco board of directors on any other proposals that may properly come before the annual meeting.

A shareholder who gives a proxy may revoke it at any time before the proxy is voted at the annual meeting. To revoke a proxy, a written instrument signed in the same manner as the proxy must be delivered to the corporate secretary of Cleco at or before the annual meeting. Also, a shareholder who attends the annual meeting in person may vote by ballot at the meeting, thereby canceling his or her proxy.

PROPOSAL—ELECTION OF FOUR CLASS I DIRECTORS

Cleco’s Bylaws provide for the division of Cleco’s board of directors into three classes, Class I, Class II and Class III, with each class consisting, as nearly as possible, of one-third of the number of directors constituting the whole board. Cleco’s board of directors currently has a total of 11 directors: four are in Class I, four are in Class II, and three are in Class III. The term of each directorship is three years. The terms of the three classes are staggered in a manner so that only one class is elected by the shareholders annually. The four Class I director positions are proposed for election this year to serve as members of Cleco’s board of directors until the annual meeting of shareholders in 2007, or until their successors are elected and qualified.

The persons named in the accompanying proxy may act with discretionary authority to cumulate the votes attributable to shares of Cleco common stock represented by the proxy and to vote for other nominees upon the unavailability of a named nominee, although management is not aware of any circumstance likely to render any of the named nominees unavailable for election. Unless a shareholder specifies otherwise, the persons named in the accompanying proxy intend to vote in favor of the nominees listed below. The four persons who receive the most votes cast will be elected as directors.

All of the nominees listed below currently serve as directors of Cleco. Directors who are members of Classes II and III, who are continuing as directors at this time and whose terms of office expire in 2005 and 2006, respectively, are named below following the information concerning the four nominees for election as Class I directors.

Cleco’s board of directors has unanimously approved the nomination of the four nominees for Class I director and recommends that you vote “FOR” the election of the four nominees for Class I director.

Below is information concerning the four nominees for election as Class I directors at the annual meeting, as well as the continuing Class II and Class III directors, including the business experience of each during the past five years.

Class I Directors (nominees to be elected at the 2004 annual meeting; terms of office expire in 2007)

•	Sherian G. Cadoria has served as president of Cadoria Speaker and Consultancy Service for more than five years. She retired as Brigadier General of the United States Army after a 29-year military career. Ms. Cadoria, who is 64 years old, has been a director of Cleco since 1993 and is a member of the Compensation Committee.

•	Richard B. Crowell has been engaged in the practice of law for more than five years as a member of the law firm of Crowell & Owens. Mr. Crowell, who is 65 years old, has been a director of Cleco since 1997 and is a member of the Audit Committee. He is also a director of Whitney Holding Corporation and Whitney National Bank.

•	David M. Eppler has served as chief executive officer of Cleco since 2000, as president since 1999 and as a director since 1998; he served as chief operating officer from 1997 until 2000, as executive vice president from 1997 until 1999, as vice president of power supply and energy transmission from 1995 to 1997 and as vice president of finance and chief financial officer from 1993 to 1995. Prior to that time, Mr. Eppler had served as vice president of finance and rates and as treasurer. Since 2001, Mr. Eppler also has served as a manager of Perryville Energy Holdings LLC, a subsidiary of Cleco that filed a voluntary Chapter 11 bankruptcy petition in January 2004 in connection with the proposed sale of Perryville Energy Partners, L.L.C.’s power plant to a subsidiary of Entergy Corporation. Mr. Eppler, who is 53 years old, joined Cleco in 1981. Mr. Eppler is a member of the Executive Committee.

•

W. Larry Westbrook, who is retired, was employed by Southern Company as its chief financial officer and senior risk officer from 1986 to 2001, and was responsible for finance, accounting, tax, risk management and investor relations. Mr. Westbrook returned to Mirant Corporation, a subsidiary of

Southern Company at that time, in 2002 and served in a consulting role as senior vice president and interim principal accounting officer until March 2003. In July 2003, Mirant Corporation and certain of its subsidiaries filed for protection under Chapter 11 of the U.S. Bankruptcy Code. Mr. Westbrook, who is 65 years old, was elected a director by the board of directors in July 2003 and is chairman of the Audit Committee. He is also a director of Northside Hospital, Atlanta, GA, and serves on the advisory board of the Goizueta School of Business at Emory University.

Class II Directors (terms of office expire in 2005)

•	William L. Marks is a director of and has been chairman and chief executive officer of Whitney Holding Corporation and Whitney National Bank for more than five years. Mr. Marks, who is 61 years old, has been a director of Cleco since 2001 and is a member of the Compensation Committee. He is also a director of Adtran, Inc. and serves on the board of trustees of Wake Forest University.

•	Ray B. Nesbitt, who is retired, was employed by Exxon Chemical Company as president for more than five years before retiring in 1998. Mr. Nesbitt, who is 70 years old, has been a director of Cleco since 2001 and is a member of the Audit Committee. He is also a director of Hibernia Corporation, Hibernia National Bank and Vermilion Corporation.

•	Robert T. Ratcliff, Sr. has been chairman, president and chief executive officer of Ratcliff Construction Company, a company primarily engaged in the design and construction of industrial, commercial and governmental facilities, for more than five years. Mr. Ratcliff, who is 61 years old, has been a director of Cleco since 1993 and is a member of the Audit, Executive, Nominating/Governance and Qualified Legal Compliance Committees. He is also a director of Hibernia Corporation and Hibernia National Bank.

•	William H. Walker, Jr. is president and a director of Howard Weil, Inc., an investment banking firm, and has served in such positions for more than five years. Mr. Walker, who is 58 years old, has been a director of Cleco since 1996 and is chairman of the Compensation Committee and a member of the Executive, Nominating/Governance, and Qualified Legal Compliance Committees.

Class III Directors (terms of office expire in 2006)

•	J. Patrick Garrett, who is retired, was employed by Windsor Food Company Ltd., a privately held company engaged in the food processing business, where he served as president and chief executive officer from 1995 until 1999. Mr. Garrett, who is 60 years old, has been a director of Cleco since 1981. Mr. Garrett is chairman of the board of directors, chairman of the Executive, Nominating/Governance, and Qualified Legal Compliance Committees and a member of the Compensation Committee. Mr. Garrett also presides over executive sessions of non-management directors.

•	F. Ben James, Jr. has been president of James Investments, Inc., a company primarily engaged in real estate development and international marketing, for more than five years. Mr. James, who is 68 years old, has been a director of Cleco since 1986 and is a member of the Audit, Executive, Nominating/Governance and Qualified Legal Compliance Committees.

•	Elton R. King, who is retired, was employed as president and chief executive officer of Visual Networks, Inc. from June 2001 until August 2002 and also served as a member of its board of directors during that time. Mr. King retired from BellSouth Telecommunications, Inc. in 1999, where he had been employed for more than five years, serving most recently as the president of its network and carrier services group. Mr. King, who is 57 years old, has been a director of Cleco since 1999 and is a member of the Compensation Committee. He is also a director of Hibernia Corporation and Hibernia National Bank.

Independence and Organization of the Board of Directors

Cleco’s board of directors has delegated some of its authority to five committees. These are the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating/Governance Committee and the Qualified Legal Compliance Committee. The members of those committees are identified, as appropriate, under “—Class I Directors,” “—Class II Directors” and “—Class III Directors” above. In accordance with current listing standards of the New York Stock Exchange (“NYSE”), Cleco’s board of directors has adopted categorical standards to assist it in making determinations of director independence that are required by the NYSE. These categorical standards are included as Appendix B to this proxy statement. The board of directors has determined that all of its directors, except Mr. Eppler, who is chief executive officer of Cleco, meet the categorical standards and are independent within the meaning of the current listing standards of the NYSE.

The Executive Committee exercises all powers of the board of directors, as defined and limited by Cleco’s Bylaws, between meetings of the full board whenever it is not desirable or practical to conduct a meeting of the full board. The Executive Committee operates under a written charter adopted by the board of directors in January 2003 and revised in January 2004, a copy of which is included as Appendix C to this proxy statement. The Executive Committee held five meetings during 2003.

The Audit Committee selects the independent auditors of Cleco, reviews the scope of audits, reviews and recommends to Cleco’s board of directors financial reporting and accounting practices, and reviews Cleco’s procedures for internal auditing and the adequacy of its system of internal accounting controls. The Audit Committee operates under a written charter adopted by the board of directors in April 2000 and revised in January 2004, a copy of which is included as Appendix D to this proxy statement. The Audit Committee held five meetings during 2003.

The Compensation Committee approves, or in some cases recommends to Cleco’s board of directors, remuneration arrangements and compensation plans involving Cleco’s officers and employees and administers the annual incentive compensation program and the granting of stock options, restricted stock and other awards to eligible employees under the long-term incentive plan. The Compensation Committee operates under a written charter adopted by the board of directors in January 2003 and revised in January 2004, a copy of which is included as Appendix E to this proxy statement. The Compensation Committee held two meetings in 2003.

The Nominating/Governance Committee considers and makes recommendations to the board of directors with respect to the size and composition of the board, potential candidates for membership on the board, compensation of directors, the effectiveness, structure and operation of the board and changes to Cleco’s Corporate Governance Guidelines. The Nominating/Governance Committee operates under a written charter adopted by the board of directors in January 2003 and revised in January 2004, a copy of which is included as Appendix F to this proxy statement. The Nominating/Governance Committee held five meetings in 2003.

The Qualified Legal Compliance Committee was formed in October 2003 to receive, consider and take action with respect to any report made by an attorney of evidence of a material violation of federal or state securities law, a material breach of fiduciary duty arising under federal or state law or similar material violation of any federal or state law, in each case by Cleco or by any officer, director, employee or agent of Cleco. Each board member who serves as a member of the Nominating/Governance Committee also serves as a member of the Qualified Legal Compliance Committee. If at any time the Nominating/Governance Committee does not include a member of Cleco’s Audit Committee, the then-current chairman of the Audit Committee also shall be a member of the Qualified Legal Compliance Committee. The Qualified Legal Compliance Committee operates under a written charter adopted by the board of directors in October 2003, a copy of which is included as Appendix G to this proxy statement. The Qualified Legal Compliance Committee held no meetings in 2003.

Cleco’s board of directors held four regular meetings and five special meetings, two of which were formal telephone meetings, during 2003. In each month when a formal meeting is not held, members of Cleco’s board of directors hold informal telephone conference meetings, are provided with written reports regarding the operations of Cleco, and also are consulted informally from time to time with respect to pending business. When necessary, special meetings, including formal telephone meetings, are called as official board meetings to deal with specific action items. Cleco’s Corporate Governance Guidelines provide that executive sessions of non-management directors will be regularly scheduled at the conclusion of all official in-person meetings of the board and its committees, although non-management directors may meet in executive session at any time. During 2003, all directors attended at least 75% of the total number of formal meetings of Cleco’s board of directors and of the committees of Cleco’s board of directors on which such directors served. Directors also are expected to attend each annual meeting of shareholders. The 2003 annual meeting of shareholders was attended by all ten directors serving at that time.

During 2003, all members of Cleco’s board of directors served as members of the board of managers of Cleco Power LLC, Cleco’s wholly owned utility subsidiary.

Director Nomination Process

Recently, the board of directors amended Cleco’s Corporate Governance Guidelines to formalize the method of selecting director nominees. Cleco also has recently amended its Corporate Governance Guidelines to provide for annual evaluations of the board and the board committees as a whole. Beginning in 2004 in connection with these evaluations, Cleco’s board of directors will identify, and the Nominating/Governance Committee will compile, attributes of the board’s incumbent members believed to contribute to the work of the board and its committees, including leadership, accomplishments, skills, diversity, integrity and commitment to board duties. When a position on the board of directors becomes vacant, or if the number of the members on the board of directors is being increased, the Nominating/Governance Committee will review these attributes of the incumbent board members and determine the attributes that, if possessed by the new board member, would likely result in the most significant contribution to the board of directors. Persons recommended to the Nominating/Governance Committee for consideration as nominees for a vacant or new board position will then be evaluated with respect to the attributes determined by the committee to be optimal for the vacant or new position. Following the evaluation, which may involve interviews or other procedures the Nominating/Governance Committee deems appropriate, the committee will make a recommendation to the board of directors regarding a candidate to either be nominated at the next annual meeting of shareholders or elected by the board between such meetings.

Recommendations for potential nominees may come from any source, including members of the board of directors, shareholders, self-recommendations, members of the communities Cleco serves or search firms. All persons recommended for a vacant or new board position will be given equal consideration regardless of the source of the recommendation.

As noted earlier, Mr. Westbrook was elected by the board of directors in 2003 to fill a newly created board vacancy and has not been previously elected by the shareholders of Cleco. Mr. Westbrook was initially identified as a potential candidate for the vacant board seat by Hotard & Associates, Executive Search Consultants. Cleco’s Nominating/Governance Committee did not receive any nominees for election as director at the 2004 annual meeting of shareholders from a shareholder or group of shareholders who individually, or in the aggregate, beneficially owned more than 5% of Cleco’s voting common stock for at least one year.

Any person wishing to make a recommendation for a person to be considered by the Nominating/Governance Committee pursuant to the process described above as a potential nominee to the board of directors should direct the recommendation to the chairman of the Nominating/Governance Committee in care of Cleco’s corporate secretary. However, Cleco is not obligated to nominate any nominee that is recommended to the Nominating/Governance Committee following these processes. Separately, Cleco’s Bylaws contain certain provisions concerning nomination of a director by a shareholder, which are described below under the caption “Proposals by Shareholders.”

Communications with the Board of Directors

The Corporate Governance Guidelines also were amended to provide for communications with the board of directors by shareholders and other interested persons. In order that shareholders, employees and other interested persons may make their concerns known to the board, Cleco has established a procedure for communications with the board through the non-management chairman of the board. The procedure is intended to provide a method for confidential communication while at the same time protecting the privacy of the members of the board. Any shareholder or other interested person wishing to communicate with the board of directors, or the non-management members of the board may do so by addressing such communication as follows:

Chairman of the Board of Directors
c/o Corporate Secretary
Cleco Corporation
P. O. Box 5000
Pineville, LA 71361-5000

Upon receipt, Cleco’s corporate secretary will forward the communication, unopened, directly to the non-management chairman of the board. The chairman of the board will, upon review of the communication, make a determination as to whether it should be brought to the attention of the other non-management members and/or the management member of the board of directors and whether any response should be made to the person sending the communication, unless the communication was made anonymously.

Compensation of the Board of Directors

Directors who are Cleco employees receive no additional compensation for serving as a director. In 2003, compensation for non-management directors included annual retainer and meeting fees, stock options, restricted stock awards, and insurance benefits under a group accidental death and dismemberment plan.

During 2003, each non-management director received an annual retainer of $20,000; an additional annual fee of $3,000 if the director was a chairman of a committee; $1,000 for each day of in-person meeting attendance at a board or committee meeting; and $500 for each day of telephone conference meeting attendance at a board or committee meeting including the informal meetings described above. In July 2003, an evaluation of director compensation yielded a recommendation, subsequently approved by the board of directors, to increase the fee of the chairman of the Audit Committee to $7,500 to reflect the increased responsibilities of this position as a result of the Sarbanes-Oxley Act of 2002. Mr. Garrett was elected chairman of Cleco’s board of directors effective October 1, 2003. As chairman, Mr. Garrett will receive an additional annual retainer of $65,000. The increase in the compensation of the Audit Committee chairman was effective in October 2003, as was the retainer payment for the chairman of the board. Annual retainer and meeting fees are paid, at the election of each director, in the form of cash, Cleco common stock or a combination of both cash and stock. Cleco reimburses directors for travel and related expenses incurred for attending meetings of Cleco’s board of directors and board committees. During 2003, all non-management directors served the entire year, except for Mr. Westbrook, who was elected a director on July 25, 2003.

At the beginning of his or her three-year term, each non-management director receives a grant of options to purchase 5,000 shares of Cleco common stock. Each grant is immediately exercisable, has a ten-year exercise period and an exercise price equal to the fair market value of Cleco common stock on the date of grant. If a director’s initial term is less than three years, the grant is prorated. During 2003, Mr. Garrett, Mr. James and Mr. King each received a grant of options to purchase 5,000 shares of Cleco common stock. During 2003, Mr. Westbrook was granted options to purchase 3,750 shares of Cleco common stock in connection with his election to Cleco’s board of directors. During 2003, each non-management director also received an annual grant of options to purchase 2,500 shares of Cleco common stock, subject to the same terms and conditions as the term grant, and an annual restricted stock award of 250 shares of Cleco common stock. Directors were not required to provide any consideration in exchange for the restricted stock award. Restrictions on the stock subject to the award lapse after a three-year period measured from the date of the award, and the stock cannot be sold or transferred during the three-year period.

Restricted stock awards also were made to each non-management director upon his or her initial election to the board. The amount of the award was equal to the number of shares necessary to increase ownership of Cleco common stock to 1,000 shares. The purchase price was the fair market value of Cleco common stock on the date of the award. The stock cannot be sold or transferred until the shares have been paid, in full, by the application of a portion of the director’s annual retainer. During 2003, no directors received such restricted stock awards. In December 2003, the long-term incentive plan was amended to eliminate potential perceived conflicts with the Sarbanes-Oxley Act of 2002.

A non-management director may elect to participate in a deferred compensation plan and defer the receipt of all or part of his or her fees, whether payable in cash or Cleco common stock, and option gain. Benefits are equal to the amount credited to each director’s individual account based on compensation deferred plus applicable investment returns. Accounts are payable when a director ceases to serve on the board or attains a specified age. Cleco also provides its non-management directors with $200,000 of life insurance and permanent total disability coverage under a group accidental death and dismemberment plan maintained by Cleco Power LLC, a wholly owned subsidiary of Cleco.

Interests of the Board of Directors

In 2003, no non-management member of Cleco’s board performed services for or received compensation from Cleco or its affiliates except for those services relating to his or her duty as a member of Cleco’s board.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table describes the Cleco common stock and Cleco preferred stock beneficially owned by Cleco directors and nominees, the executive officers named in the Summary Compensation Table below and the directors and executive officers as a group. Shares of stock are “beneficially owned” by a person if the person directly or indirectly has or shares the power to vote or dispose of the shares, regardless of whether the person has any economic interest in the shares. A person also beneficially owns shares as to which the person has the right to acquire beneficial ownership within 60 days, as in the case of the stock options set forth under the “Options Exercisable Within 60 Days” column in the following table.

All information in the table is as of February 1, 2004 and is based upon information supplied by the directors and officers. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the shareholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

	Amount and Nature of Beneficial Ownership of Common Stock					Amount and Nature of Beneficial Ownership of Preferred Stock
	Direct(1)	Options Exercisable Within 60 Days(2)	Other(3)		Percent of Class	Number of Shares(4)		Percent of Class
Directors and Nominees
Sherian G. Cadoria	2,750	17,500	0		*	0		*
Richard B. Crowell	72,775	10,000	126,745	(5)	*	0		*
J. Patrick Garrett	52,435	20,834	0		*	0		*
F. Ben James, Jr.	10,750	20,834	0		*	0		*
Elton R. King	7,980	18,056	0		*	0		*
William L. Marks	12,750	14,167	0		*	0		*
Ray B. Nesbitt	4,750	14,167	0		*	0		*
Robert T. Ratcliff, Sr.	5,861	19,168	0		*	0		*
William H. Walker, Jr.	76,056	19,168	0		*	0		*
W. Larry Westbrook	2,339	3,750	0		*	0		*

Named Executive Officers
David M. Eppler(6)	94,559	96,000	8,150		*	849		*
Dilek Samil	27,139	0	512		*	53		*
Samuel H. Charlton III	23,315	0	862		*	90		*
Catherine C. Powell	29,768	45,467	5,453		*	568		*
R. O’Neal Chadwick, Jr.	12,246	1,667	1,453		*	151		*
All directors, nominees and executive officers as a group (26 persons, including those listed above)	566,555	398,513	638,120	(7)	3.4%	53,128	(7)	21.0%

*	Less than 1% of the outstanding stock of the class.

(1)	“Direct” represents shares as to which each named individual has sole voting or dispositive power, including shares of Cleco common stock allocated under the Savings and Investment Plan and shares of common stock granted as restricted stock awards under Cleco’s long-term incentive plans. Mr. Charlton holds 4,380 common shares under the Savings and Investment Plan. The other executive officers included in the amount shown for all directors, nominees and executive officers as a group hold 7,173 common shares under the Savings and Investment Plan. Shares of stock awarded under Cleco’s long-term incentive plans that were restricted as of February 1, 2004 were held by the persons in the table above as follows: Mr. Eppler, 58,762; Ms. Samil, 21,321; Mr. Charlton, 15,704; Ms. Powell, 15,404; Mr. Chadwick, 12,246; and the other executive officers included in the amount shown for all directors, nominees and executive officers as a group, 96,959.

(2)	“Options Exercisable Within 60 Days” reflects the number of shares that could be purchased by exercise of options at February 1, 2004 or within 60 days thereafter under Cleco’s long-term incentive plans.
(3)	“Other” represents the number of shares of common stock as to which the named individuals share voting and dispositive power with another person and also represents the equivalent common stock shares convertible from the preferred stock in the Savings and Investment Plan.
(4)	“Number of Shares” represents the number of shares of Cleco preferred stock allocated under the Savings and Investment Plan that are convertible into Cleco common stock.
(5)	Includes 126,745 shares owned by members of Mr. Crowell’s family and family trusts, for which beneficial ownership is disclaimed.
(6)	Mr. Eppler is also a director of Cleco.
(7)	The Savings and Investment Plan holds Cleco preferred stock that is convertible, at any time, into shares of Cleco common stock; 47,908 shares of Cleco preferred stock, convertible into 459,917 shares of Cleco common stock (1.0% of such common stock), have not yet been allocated to accounts of participants in the plan. Executive officers of Cleco serve with other Cleco employees as the administrators of the plan and make voting decisions with respect to the unallocated shares. Such shares have been included only once in calculating the beneficial ownership of all officers and directors as a group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth as of December 31, 2003, each person known to Cleco who is the beneficial owner of more than 5% of the outstanding shares of any class of Cleco’s voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Preferred Stock	JPMorgan Chase Bank Trustee of Cleco’s Savings and Investment Plan 3 Metro Tech Center, 6th Floor, Brooklyn, NY 11245	242,950	(1)	95.9%

Common Stock	T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	2,545,850	(2)	5.3%

(1)	Based upon information contained in Cleco’s records and those of Cleco’s transfer agent. The 242,950 shares are held by JPMorgan Chase Bank, as successor trustee of the Savings and Investment Plan. The 242,950 shares are convertible into 2,332,320 shares of Cleco common stock, subject to antidilution adjustment, or approximately 5.0% of the common stock outstanding as of December 31, 2003. Participants in the Savings and Investment Plan have voting rights for shares of Cleco preferred stock allocated to their accounts. The trustee is required to vote unallocated shares in accordance with instructions received from the plan administrator of the Savings and Investment Plan. The trustee also holds 984,259 shares of Cleco common stock, which are allocated to the accounts of individual plan participants. The trustee may vote shares of common stock allocated to a participant’s account only in accordance with instructions received from the participant. The combined holdings of the trustee under the Savings and Investment Plan, on an as-converted basis with regard to the Cleco preferred stock, are 3,316,579 shares, or 7.1%, of the outstanding shares of Cleco common stock as of December 31, 2003.
(2)	As of December 31, 2003, based solely on a Schedule 13G filed with the Securities and Exchange Commission (“SEC”). These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Cleco’s executive officers and directors, and persons who beneficially own more than 10% of a registered class of Cleco’s equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Cleco’s equity securities. To Cleco’s knowledge, based solely on review of the copies of such reports furnished to Cleco, for the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% shareholders were satisfied.

EXECUTIVE COMPENSATION

General

The Summary Compensation Table below sets forth individual compensation information for the chief executive officer and the four other most highly paid executive officers of Cleco and certain affiliates for services rendered in all capacities to Cleco and its affiliates during the fiscal years ended December 31, 2003, December 31, 2002 and December 31, 2001.

Summary Compensation Table

					Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation(2)	Number of Securities Underlying Options	LTIP Payouts(3)	All Other Compensation(4)
David M. Eppler	2003	$415,000	—	$41,558	5,700	—	$8,330
President and Chief	2002	410,385	$159,360	33,305	10,000	—	8,004
Executive Officer—	2001	369,232	224,400	25,849	50,000	$347,020	7,197
Cleco Corporation

Dilek Samil(5)	2003	$228,077	$22,500	$14,441	1,840	—	$3,545
Senior Vice President—	2002	223,269	68,554	10,043	—	—	29,844
Finance and	2001	47,654	99,523	1,980	9,000	$147,989	35,689
Chief Financial Officer—
Cleco Corporation

Samuel H. Charlton III	2003	$218,000	—	$11,867	—	—	$7,692
Senior Vice President and	2002	215,924	$33,485	9,939	—	—	7,260
Chief Operating Officer—	2001	197,917	78,178	6,301	7,000	—	—
Cleco Midstream
Resources LLC

Catherine C. Powell	2003	$190,000	—	$11,662	—	—	$6,577
Senior Vice President—	2002	188,385	$58,957	10,466	—	—	7,539
Corporate Services—	2001	174,158	83,412	9,441	6,000	$154,096	7,005
Cleco Corporation

R. O’Neal Chadwick, Jr.	2003	$188,661	—	$7,277	2,600	—	$8,018
Senior Vice President—	2002	158,366	$27,929	2,505	3,000	—	7,418
General Counsel—	2001	136,065	32,584	920	1,500	—	6,169
Cleco Corporation

(1)	The “Bonus” column includes cash awards that are payable or have been paid to executive officers for the following:

•	An annual incentive compensation program under which participants may receive incentive compensation determined by the performance of Cleco and the individual participants, but no such awards were paid for calendar year 2003; and

•	Merit lump-sum payments received by certain named executive officers.

(2)	For 2003, 2002, and 2001, the “Other Annual Compensation” column includes dividends paid on restricted stock awards under Cleco’s long-term incentive plans. Dividends on restricted stock are paid quarterly and at the same rate as dividends on Cleco common stock.

(3)	Restricted stock awards granted under Cleco’s long-term incentive plans are reported under the “Long- Term Incentive Plan—Awards in 2003” table below. The number and value of the aggregate restricted stock holdings at December 31, 2003 for each of the named executive officers were as follows:

•	Mr. Eppler—46,175 shares with a value of $830,227;

•	Ms. Samil—16,045 shares with a value of $288,489;

•	Mr. Charlton—13,185 shares with a value of $237,066;

•	Ms. Powell—12,958 shares with a value of $232,985; and

•	Mr. Chadwick—8,085 shares with a value of $145,368.

The “LTIP Payouts” column includes the value of restricted stock and opportunity shares granted or awarded under Cleco’s long-term incentive plans that vested in the following years and the related tax gross-up amounts:

•	2003—relating to the performance period January 1, 2001 to December 31, 2003;

•	2002—relating to the performance period January 1, 2000 to December 31, 2002; and

•	2001—relating to the performance period January 1, 1999 to December 31, 2001.

(4)	The “All Other Compensation” column includes the following:

•	Amounts contributed or accrued by Cleco under the Savings and Investment Plan on behalf of the named executive officers as follows:

	2001	2002	2003
Mr. Eppler	$6,800	$7,607	$8,000
Ms. Samil	646	4,639	3,407
Mr. Charlton	0	6,383	6,882
Ms. Powell	6,800	7,334	6,439
Mr. Chadwick	6,084	7,333	8,000

•	Term life insurance premiums paid for the benefit of the named executive officers as follows:

	2001	2002	2003
Mr. Eppler	$397	$397	$330
Ms. Samil	43	205	138
Mr. Charlton	0	877	810
Ms. Powell	205	205	138
Mr. Chadwick	85	85	18

•	Ms. Samil received a relocation bonus of $35,000 in 2001 and a sign-on bonus of $25,000 in 2002.

(5)	Ms. Samil joined Cleco in October 2001.

Stock Option Plans

Options to purchase shares of Cleco common stock are outstanding under two plans. The first plan is the 1990 Long-Term Incentive Compensation Plan adopted and maintained by Cleco Power LLC, a wholly owned subsidiary of Cleco. An aggregate of 1,600,000 shares of Cleco common stock was reserved for issuance under the 1990 plan. The 1990 plan expired on January 1, 2000, and no additional grants can be made under the 1990 plan. As of December 31, 2003, grants of stock options representing 715,194 shares of Cleco common stock were outstanding under the 1990 plan.

Under the 2000 Long-Term Incentive Compensation Plan (“Long-Term Incentive Plan”), certain officers, employees and non-management directors of Cleco may receive restricted stock, stock options, phantom stock, stock appreciation rights and certain other awards. An aggregate of 1,600,000 shares of Cleco common stock has been reserved for issuance under the Long-Term Incentive Plan. As of December 31, 2003, grants of stock options representing 539,469 shares of Cleco common stock were outstanding.

Option Grants

The table below sets forth, for each of the five persons listed in the Summary Compensation Table, the following information concerning non-qualified stock options granted during 2003:

•	The number of shares of Cleco common stock underlying options granted during 2003;

•	The portion such grants represent of the total number of options granted to Cleco employees in 2003, expressed as a percentage;

•	The per share exercise price and expiration date of the options; and

•	The potential realizable value of each grant of options, assuming that the market price of Cleco common stock appreciates from the date of grant to the end of the option term at a 5% and 10% compound annual rate.

Option Grants in 2003

Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in 2003	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%(2)	10%(2)
David M. Eppler	5,700	25.3%	$16.25	07/25/13	$58,251	$147,620
Dilek Samil	1,840	8.2%	$16.25	07/25/13	18,804	47,653
Samuel H. Charlton III	0	—	—	—	—	—
Catherine C. Powell	0	—	—	—	—	—
R. O’Neal Chadwick, Jr.	2,600	11.5%	$16.25	07/25/13	26,571	67,336

(1)	The options vest in one-third increments per year beginning on the third anniversary of the date of grant, so long as the executive remains a Cleco employee. All options immediately vest upon the occurrence of a change in control as defined in the Long-Term Incentive Plan. A “change in control” generally is deemed to have occurred in accordance with the events described in this proxy statement under “— Employment Agreements and Change in Control” below.
(2)	These columns illustrate the gains that could be realized if the market price of Cleco common stock appreciates at a 5% or 10% compound annual rate. These growth rates are arbitrary rates specified by the SEC, not Cleco’s predictions.

The table below lists, for each of the persons in the Summary Compensation Table, the total number of exercisable and unexercisable options held on December 31, 2003. There were no options exercised by these persons during 2003.

2003 Year-End Option Values

	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
David M. Eppler	96,000	113,700	$29,680	$24,701
Dilek Samil	0	10,840	0	3,183
Samuel H. Charlton III	0	43,000	0	3,990
Catherine C. Powell	45,467	28,733	10,141	5,070
R. O’Neal Chadwick, Jr.	1,667	10,433	0	4,498

(1)	The closing price of Cleco common stock at December 31, 2003 was $17.98.

Long-Term Incentive Plan

The following table describes restricted stock grants made January 1, 2003 under the Long-Term Incentive Plan.

Restricted stock grants are made in a target amount that is subject to forfeiture, in whole or in part, if specified performance goals are not attained during a designated three-year performance cycle. The number of shares granted is listed in the “Number of Shares” column. During the performance cycle, the recipient of the grant is the record owner of these securities and, as such, is entitled to vote the shares and receive dividends. The recipient cannot sell, pledge or otherwise transfer the shares during the cycle, except as provided for in the Long-Term Incentive Plan. Restricted stock is awarded at the end of the performance cycle but is subject to an additional three-year holding period before it can be sold or otherwise transferred.

The amounts listed in the “Number of Threshold Shares” column represent the restricted stock grants that will vest if only the threshold goals are attained during the performance cycle. The amounts listed in the “Number of Target Shares” column represent the restricted stock grants that will vest if the target levels of performance goals are attained during the performance cycle. No portion of the restricted stock grants will vest if comparative shareholder return (defined as the Cleco common stock price appreciation plus dividends paid during the performance cycle) is less than the pre-established performance level of the 40th percentile. Once the performance level is determined, the vesting schedule for restricted stock grants is as follows:

•	No awards will vest if Cleco’s performance on growth in net income and return on investment is less than 75% of plan.

•	Threshold performance on both factors provides a 30% award payout.

•	Target performance on both factors at 100% of plan provides 100% award payout.

Restricted stock vesting for performance above the threshold level and below the target level is prorated.

The amounts listed under the “Number of Maximum Shares” column represent the number of performance-based restricted stock grants that vest at the target level and the number of performance-based “opportunity shares” that will vest between the target and maximum levels established by the Compensation Committee. Opportunity shares are phantom shares that are awarded in connection with a restricted stock grant. The award of phantom shares does not entitle the recipient to the rights of a shareholder until the issuance of Cleco common stock at the end of the performance cycle. The phantom shares vest based on performance above target levels for growth in net income and return on investment. The vesting or payout schedule for the “opportunity shares” included in this column, based on Cleco’s performance on growth in net income and return on investment, is as follows:

•	No awards of “opportunity shares” vest if Cleco’s performance is at or below 100% of plan for growth in net income and return on investment.

•	Maximum performance provides 100% “opportunity shares” award payout, which is equal to 100% of the number of target shares of restricted stock, at 125% of plan for growth in net income and 130% of plan for return on investment.

The number of phantom or opportunity shares vested for performance above the target level and below the maximum level is prorated. Cleco common stock issued in satisfaction of an opportunity share is subject to a three-year holding period.

Long-Term Incentive Plan—Awards in 2003

			Estimated Future Payouts
Name	Number of Shares	Performance or Other Period until Maturation or Payout	Number of Threshold Shares	Number of Target Shares	Number of Maximum Shares
David M. Eppler	21,645	1/1/2003–12/31/2005	6,494	21,645	43,290
Dilek Samil	7,824	1/1/2003–12/31/2005	2,348	7,824	15,648
Samuel H. Charlton III	6,064	1/1/2003–12/31/2005	1,820	6,064	12,128
Catherine C. Powell	5,946	1/1/2003–12/31/2005	1,784	5,946	11,892
R. O’Neal Chadwick, Jr.	5,286	1/1/2003–12/31/2005	1,586	5,286	10,572

Retirement Plans

Cleco’s executive officers are participants in the Savings and Investment Plan, the Pension Plan and a Supplemental Executive Retirement Plan, or SERP, all of which are maintained by Cleco Power LLC. Contributions made in 2003 to the Savings and Investment Plan for the benefit of the named executive officers are listed in the Summary Compensation Table.

Pension Plan

The Pension Plan generally covers employees of Cleco who have attained age 21 and completed one year of service. The monthly benefit payable under the Pension Plan at the normal retirement age of 65 is an amount determined with reference to a participant’s “compensation base” and years of service (not to exceed 35 years) at termination of employment. A participant’s “compensation base” is calculated by averaging compensation paid during the highest successive five completed calendar years during the ten years prior to termination of employment. Compensation is determined taking into account the salaries and bonuses reflected in the “Salary” and “Bonus” columns of the Summary Compensation Table. However, the compensation that may be taken into account under the Pension Plan is subject to an annual limit under the Internal Revenue Code (the “Code”), which in 2003 was $200,000. Benefits under the Pension Plan are fully vested upon the completion of five years of service. The maximum annual benefit payable under the Pension Plan for employees who retired in 2003 is the lesser of $160,000, a limitation imposed by the Code, or 100% of “average compensation,” as defined in the Code. Payments from the Pension Plan are not reduced for Social Security benefits.

As of December 31, 2003, the following individuals had the following years of service credited under the Pension Plan:

• Mr. Eppler	22 years

• Ms. Samil	2 years

• Mr. Charlton	2 years

• Ms. Powell	12 years

• Mr. Chadwick	3 years

SERP

Cleco Power LLC maintains a supplemental executive retirement plan, or SERP, for the benefit of key executives of Cleco and its affiliates when designated by the Compensation Committee. The SERP benefit is a percentage of each participant’s eligible compensation, reduced by any amount payable from the Pension Plan. Under the SERP, eligible compensation is based upon the sum of the highest annual salary paid during the five years prior to termination of employment and the average of the three highest annual incentive compensation plan awards paid to the participant during the preceding 60 months. In the event of a change in control, Cleco will make a contribution to a rabbi trust to fund the benefit obligation.

As of December 31, 2003, the chief executive officer and the four other most highly compensated executive officers of Cleco participated in the SERP. The following table illustrates the combined estimated annual benefit payable from both the Pension Plan and the SERP at age 65 to persons at specified compensation levels. Benefits are computed on a joint and 100% survivor annuity basis.

	Years of Service at Retirement
Final Total Compensation	15	20	25	30	35
$125,000	$81,250	$81,250	$81,250	$81,250	$81,250
150,000	97,500	97,500	97,500	97,500	97,500
175,000	113,750	113,750	113,750	113,750	113,750
200,000	130,000	130,000	130,000	130,000	130,000
225,000	146,250	146,250	146,250	146,250	146,250
250,000	162,500	162,500	162,500	162,500	162,500
300,000	195,000	195,000	195,000	195,000	195,000
400,000	260,000	260,000	260,000	260,000	260,000
450,000	292,500	292,500	292,500	292,500	292,500
500,000	325,000	325,000	325,000	325,000	325,000

Other

Mr. Eppler, Ms. Samil, Mr. Charlton, Ms. Powell and Mr. Chadwick may elect to participate in a deferred compensation plan and defer the receipt of all or part of salary, bonus and option gain. Benefits are equal to the amount credited to each executive’s individual account based on compensation deferred plus applicable investment returns and generally are payable when an executive retires or attains a specified age.

Employment Agreements and Change in Control

Cleco has executive employment agreements with Mr. Eppler, Ms. Samil, Mr. Charlton, Ms. Powell and Mr. Chadwick and other executive officers and general managers of Cleco. Each agreement provides generally for the payment of a minimum annual salary, participation in all Cleco benefit plans and programs applicable to Cleco’s executive officers and reimbursement of employment-related expenses incurred during the term of employment. Under the agreements, the 2004 base salaries for the individuals named in the Summary Compensation Table are as follows:

• Mr. Eppler	$425,000

• Ms. Samil	$245,000

• Mr. Charlton	$218,000

• Ms. Powell	$190,000

• Mr. Chadwick	$200,000

Each agreement provides for an initial three-year term that renews annually for one additional year, unless either Cleco or the executive officer gives notice prior to renewal that such officer’s term of employment will not be extended. The agreements also generally require, among other things, the executives not to disclose confidential information related to Cleco and, for a period of one year after termination, not to hire Cleco officers, employees or agents, or solicit or divert any customer or supplier of Cleco.

Severance Payments

No severance is payable if Cleco terminates an executive for cause or the executive terminates other than on account of a constructive termination (generally, a material reduction in base compensation, authority or duties). If the executive terminates on account of death or disability, he or she is entitled to a prorated bonus for the year of termination. If Cleco terminates the executive, without cause, or the executive terminates on account of a constructive termination, he or she is entitled to the following: (a) payment of at least 100% of his or her annual base compensation; (b) payment of an incentive bonus payable in the target amount for the year of termination; (c) full vesting of service requirements under the SERP; (d) continued group medical coverage paid for by Cleco for up to 18 months after such termination; and (e) payment of certain relocation benefits. Severance benefits are payable to other executive officers and certain key managers.

Change in Control

If a change in control occurs and Cleco terminates the executive’s employment without cause or the executive terminates his or her employment for good reason, either within 60 days before or 36 months after such change, the executive will receive change in control benefits in lieu of any severance obligation otherwise payable under the agreement. The term “change in control” is defined in the Long-Term Incentive Plan and generally includes the following events:

•	Any person or group becomes the direct or indirect beneficial owner of 20% or more of Cleco’s outstanding voting securities;

•	The majority of Cleco’s board changes during a 24-month period;

•	As a result of a merger or consolidation, less than 80% of the surviving corporation’s outstanding voting securities are owned by former Cleco shareholders (excluding the affiliates of any party to the transaction);

•	Cleco sells, leases or otherwise disposes of all or substantially all of its assets;

•	Cleco’s shareholders approve a plan of dissolution or liquidation;

•	Cleco sells, leases or otherwise disposes of all or substantially all of its interest in Cleco Power LLC; or

•	Certain other significant events that Cleco would be required to report in a proxy statement.

The change in control benefits provided under the agreements for the named executive officers consist of: (a) an amount equal to three times the executive’s annual base compensation plus target incentive; (b) accelerated vesting, lapse of restrictions and all performance objectives being deemed satisfied as to any outstanding grants or awards made to the executive under Cleco’s long-term incentive plans; (c) full vesting of service requirements under the SERP and a minimum benefit; (d) an amount equal to Cleco’s maximum matching contribution obligation under the Savings and Investment Plan for a three-year period; (e) continued group medical coverage paid for by Cleco for up to three years or until similar coverage is obtained; and (f) certain relocation benefits.

In the event of a change in control, payments (for item (a) above) under the agreements for the individuals named in the Summary Compensation Table, using the base annual compensation and target incentive for 2004, will be approximately as follows:

• Mr. Eppler	$2,103,750

• Ms. Samil	$1,065,750

• Mr. Charlton	$ 915,600

• Ms. Powell	$ 798,000

• Mr. Chadwick	$ 840,000

Change in control benefits are provided to other executive officers and certain key managers.

Business Transaction

If the executive’s employment with Cleco and its affiliates is involuntarily terminated on account of a business transaction, other than for cause, the executive is entitled to the following: (a) payment of at least 100% of his or her annual base compensation; (b) an incentive bonus payable in the target amount for the year of termination; (c) accelerated vesting, lapse of restrictions and all performance objectives being deemed satisfied as to any outstanding grants or awards made to the executive under Cleco’s long-term incentive plans; (d) full vesting of service requirements under the SERP and a minimum benefit; (e) continued group medical coverage; and (f) relocation benefits. A business transaction is defined as the sale, lease or other disposition of all or a substantial portion of Cleco Midstream Resources LLC or the transmission line of business of Cleco Power LLC other than a transaction that constitutes a change in control as determined by the Compensation Committee.

Tax Payment

Payments to Mr. Eppler, Ms. Samil, Mr. Charlton, Ms. Powell and Mr. Chadwick in connection with a change in control or business transaction will be increased, to the extent necessary, to offset the effects of any golden parachute excise taxes payable with respect to such payments. The agreements for other executive officers and certain key managers provide similar benefits or that benefits will be cut back in an amount sufficient to avoid applicable excise taxes.

Compensation Committee Report on Executive Compensation

The Compensation Committee (“Committee”), composed entirely of independent directors (see “Proposal—Election of Four Class I Directors—Independence and Organization of the Board of Directors” above), is responsible for implementing or making recommendations to the board of directors with respect to Cleco’s officer compensation programs. The Committee has retained the services of executive compensation consultants to provide professional assistance, data and advice regarding pay practices at Cleco. This report describes the basis on which such 2003 compensation determinations or recommendations were made by the Committee with respect to Cleco’s executive officers and provides specific information regarding compensation of Cleco’s executive officers as a group. Cleco’s chief executive officer and the four other most highly compensated executive officers are sometimes referred to as the “Named Executives.”

Section 162(m) of the Internal Revenue Code limits to $1,000,000 in a taxable year the deduction Cleco may claim for compensation paid to an executive officer, unless certain performance-based requirements are met. Cleco has reviewed this provision and does not anticipate any payment of compensation in the near term in excess of that which is deductible under Section 162(m). Under the Cleco Corporation 2000 Long-Term Incentive Compensation Plan (“Long-Term Incentive Plan”), which was presented to Cleco shareholders and approved at the 2000 annual meeting, the Committee has the discretion to determine whether to make grants or awards contingent upon the achievement of objective performance goals necessary to qualify as performance-based compensation under Section 162(m).

Compensation Philosophy and Overall Objective of Executive Compensation Programs

Cleco seeks to ensure that executive compensation is directly linked to corporate performance and increased shareholder value and is comparable with pay practices similar to those of comparable electric utilities and energy services companies. Each year, the Committee, in making compensation decisions and recommendations, and the board of directors, in considering recommendations of the Committee and approving compensation levels, reviews Cleco’s performance and compares such performance to specified internal and external performance standards. The following guidelines are used by the Committee to make compensation decisions and recommendations:

•	Provide variable compensation opportunities that are directly linked to the financial and operational performance of Cleco and are aligned with the interests of shareholders.

•	Provide incentives to increase corporate performance and shareholder value relative to the level achieved at comparable electric utilities and energy services companies. When compared to the market,

Cleco’s strong performance orientation places more emphasis on the performance-based components of compensation than its peer group, as validated by Cleco’s compensation consultants.

•	Establish executive officer base pay levels relative to the 50th percentile of the competitive market, while providing incentive award opportunities above the 50th percentile when specific performance objectives are achieved.

•	Provide a competitive total compensation package that has a significant “at-risk” component and enables Cleco to attract and retain key executives.

Compensation Program Components

In general, the compensation program for executive officers is currently comprised of base salary, annual performance-related incentives, performance-based awards of restricted stock and related “opportunity shares” (additional stock awards based on exceeding company performance targets) and grants of stock options. The awards of performance-based restricted stock, related “opportunity shares” and grants of stock options are made under the Long-Term Incentive Plan. The components of the compensation program for Cleco’s executive officers are further explained below.

Base Salaries

Base pay levels largely are determined through comparisons with those of peer diversified energy services companies and other investor-owned utilities. These individual position comparisons are based on the responsibilities of the specific executive and the appropriate competitive market comparison. Actual salaries are based on individual performance contributions within an overall salary and total compensation administration program. While the actual relationship may vary from year to year, it is Cleco’s policy to set base pay levels for Cleco’s executive officers, including the Named Executives, relative to the 50th percentile of the competitive market. Including 2003 base salary increases, actual base pay levels for Cleco’s executive officers as a group, including the Named Executives, were consistent with this policy. Increases in base salaries for 2003 for continuing executive officers were recommended by the Committee and approved by the board of directors in January 2003. In January 2003, the Named Executives, other than the chief executive officer, received base pay increases that averaged less than 1% (.98%). Two of the Named Executives (Mr. Chadwick and Ms. Samil) were granted stock options to help bring their base compensation levels closer to the 50th percentile of the competitive market. These stock options were approved in January to be granted in July 2003. In addition, a late-year pay adjustment was made to the base salary of Ms. Samil to reflect her contributions and position in the senior management of Cleco. The individual performance adjustments reflect increases in position responsibilities, an assessment of individual contributions, as well as the current competitive market.

For 2004, increases approved for the Named Executives again averaged less than 1.0% (.80%). In considering individual performance or contributions and base salary levels as compared to the market, merit lump sum payments may be awarded in place of base salary increases to certain executives, including the Named Executives, to recognize high performers whose pay already is competitive with market compensation values.

Annual Incentive Compensation

Cleco’s executive officers are eligible to participate in an annual incentive compensation program (“AIP”). The objectives of the AIP are to deliver competitive levels of bonus opportunity, based on the attainment of specific short-term financial and operational objectives. Performance measures used in the AIP are selected as they contribute to enhance shareholder value and reinforce behavior that contributes to consistent growth of the enterprise. Using size-adjusted compensation market data, the Committee establishes total target annual bonus levels intended to be above the 50th percentile bonus levels at companies in a selected group that are of similar scope as Cleco. All of the utility/energy services companies used in this competitive analysis (referred to in this report as the “Selected Peer Group”) are included in one or more of the following indices: the Edison Electric

Institute Index and the S&P MidCap 400 Utilities Index (Electric Utilities and Multi-Utilities & Unregulated Power Sectors). The Edison Electric Institute Index is provided in the Performance Graph included on page 27 in this proxy statement for common stock performance comparison purposes as it continues to be widely recognized and used as a representation of Cleco’s overall industry. Based on Cleco’s size and scope of operations for 2003, the Committee approved the use of companies in the S&P MidCap 400 Utilities Index (Electric Utilities and Multi-Utilities & Unregulated Power Sectors) for incentive plan purposes. Targeted awards for Cleco’s officers under this program range from 10% to 65% of base salary. Awards are paid in the first quarter of the year following the year for which the award is earned. The amounts of actual awards are further subject to the discretion of the Committee and may be increased or decreased by up to 25%. Over the past several years, awards have been based on both corporate and business unit performance. However, for 2003, Cleco’s AIP focused on corporate financial and non-financial measures only. The corporate financial performance objectives comprised approximately 55% to 70% of the total target bonus levels and were based on earnings-per-share goals and Cleco’s return on average equity in relation to that of companies in the S&P MidCap 400 Utilities Index (Electric Utilities and Multi-Utilities & Unregulated Power Sectors). The corporate non-financial measures related to safety, ethics and compliance education and customer satisfaction and comprised 30% to 45% of total target bonus levels. Based on actual results, the maximum award that can be earned under the AIP formula is 170% of the target annual bonus levels.

For awards based on 2003 performance, the diluted earnings per share target was $1.70. Cleco’s return on average equity target was between the 50th to 59th percentile of the S&P MidCap 400 Utilities Index (Electric Utilities and Multi-Utilities & Unregulated Power Sectors). Based on actual corporate performance, for Named Executives and other Cleco officers, the Committee approved no awards for 2003 under the Annual Incentive Plan. Awards based on performance of non-financial measures were awarded to employees below the officer level.

Long-Term Incentive Compensation Plan

The Committee supports increased stock ownership by Cleco’s key executives and favors awards to key executives of stock and/or cash based on Cleco’s stock price appreciation and other measures of performance. The basis for such position is the Committee’s belief that Cleco benefits by providing those persons who have substantial responsibility for the management and growth of Cleco with additional incentives. Under the Long-Term Incentive Plan, executive officers may be eligible to receive performance-based and other grants of restricted stock, related “opportunity shares,” restricted unit grant awards, related “opportunity units,” stock options and stock appreciation rights, giving them the right to receive or purchase shares of Cleco common stock under specified circumstances or to receive cash awards based on Cleco’s stock price appreciation or the achievement of pre-established long-term performance goals. The Committee believes that such programs also are important as a means of retaining senior management over the long term. The number of shares of Cleco common stock and other awards granted to executive officers under the Long-Term Incentive Plan is based on competitive compensation practices of companies in the Selected Peer Group. One of the benefits realized from the use of restricted stock awards has been executive stock ownership levels above those of companies in the Selected Peer Group without establishment of formal ownership requirements.

Provisions of the long-term performance-based restricted stock grants program require an additional three-year holding period following vesting before any shares may be sold or transferred. Because of this requirement, the Long-Term Incentive Plan provides for the payment of a tax gross-up on the value of the shares earned in each performance cycle. This allows executives to avoid selling shares to cover the tax liability thereby encouraging long-term stock ownership. The added value resulting from the tax gross-up is considered when determining the target award level for each executive. Grants of performance-based restricted stock under the Long-Term Incentive Plan were made to all named executive officers in 2003, with a potential value, if any, based on Cleco’s performance during a three-year performance cycle and as compared to the S&P MidCap 400 Utilities Index (Electric Utilities and Multi-Utilities & Unregulated Power Sectors) over the same period. In order for performance-based restricted stock and “opportunity shares” to be earned, two criteria must be met. First, in order for any payout to occur, Cleco’s relative total shareholder return must be at or above the 40th percentile of an industry peer group approved by the Committee. Second, if relative total shareholder return meets the 40th percentile threshold, actual payout is determined by performance on objective measures, which include compound growth in net income and return on investment over the performance period. For the eleventh three-year performance cycle, which ended December 31, 2003, Cleco did not achieve the required performance level during that performance period. Thus, no award was paid for the three-year performance cycle ended December 31, 2003. For retention purposes, grants of time-based restricted stock were made to the Named Executives and other selected individuals. These grants, approved in January 2004, will vest at the end of three years (at December 31, 2006) and, unlike performance-based shares, have no tax “gross-up” feature.

2003 Compensation for the President and Chief Executive Officer

The Committee believes that the role of the chief executive officer is particularly important in reaching corporate goals and accomplishing organizational objectives. As such, for 2003, the Committee made the following recommendations or determinations regarding the compensation for Mr. Eppler:

•	Base Salary–In January 2003 as a result of Cleco’s restructuring completed in 2002, Mr. Eppler received no increase in base salary, which remained at $415,000. Beginning January 2004, a 2.4% increase to Mr. Eppler’s base pay from $415,000 to $425,000 was recommended and approved by Cleco’s board of directors. Mr. Eppler’s base pay continues to be significantly below the 50th percentile of the Selected Peer Group.

•	Annual Incentive–Mr. Eppler was eligible to participate in Cleco’s annual incentive compensation program for 2003 as discussed above. The chief executive officer’s 2003 target award was increased from 60% of his base salary to 65% to reflect the defined competitive market for his position. Based on the results of the annual incentive program’s performance measures, Mr. Eppler received no award under Cleco’s Annual Incentive Plan.

•	Long-Term Incentive Plan–Grants were made to Mr. Eppler under the Long-Term Incentive Plan during 2003. The number of shares of stock and other awards granted to the chief executive officer under the Long-Term Incentive Plan are based on competitive practices within the defined competitive market for the position. Administration is consistent with the provisions of the plan as described above in “Long-Term Incentive Compensation Plan.” For the three-year performance cycle ended December 31, 2003, the chief executive officer did not receive an award payout. Mr. Eppler was awarded non-qualified stock options during 2003 giving him the right to acquire 5,700 shares of company stock. Additionally, for retention purposes, a grant of time-based, restricted stock was approved for Mr. Eppler in January 2004. The grant, in the amount of 5,043 shares, will vest at the end of three years (at December 31, 2006) and has no tax “gross-up” feature.

Summary

The Committee believes that base pay levels and salary increases, as well as performance-based awards, are reasonable and competitive with the compensation programs provided to officers and other executives by other companies of similar size and complexity to Cleco. The Committee believes further that the degree of performance sensitivity in the annual incentive program continues to be reasonable, yielding awards that are directly linked to the annual financial and operational results of Cleco. The Long-Term Incentive Plan provides, in the view of the Committee, financial opportunities to participants and retention features for Cleco that are consistent with the relative returns that are generated on behalf of Cleco’s shareholders.

The Compensation Committee of the Board of Directors of Cleco Corporation

William H. Walker, Jr., Chairman

Brig. General Sherian G. Cadoria (U.S. Army Retired)

J. Patrick Garrett

Elton R. King

William L. Marks

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the board of directors are set forth above. There are no matters relating to interlocks or insider participation that Cleco is required to report.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the board of directors, composed entirely of independent directors (see “Proposal—Election of Four Class I Directors—Independence and Organization of the Board of Directors” above), includes five directors who also meet the additional requirements for independence as defined under the rules of the SEC and the NYSE listing standards applicable to audit committee members. The board of directors also has determined that Mr. Westbrook is an “audit committee financial expert” as defined by the rules of the SEC. The Audit Committee operates under a written charter adopted by the board of directors in April 2000 and revised in January 2004, a copy of which is included as Appendix D to this proxy statement.

Management has the responsibility for the preparation of Cleco’s financial statements, and PricewaterhouseCoopers LLP (the “Independent Auditors”) has the responsibility for the audit of those statements. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of Cleco’s independent auditors; reviews the scope of audits; reviews and recommends to the board of directors financial reporting and accounting practices; and reviews Cleco’s procedures for internal auditing and the adequacy of the systems of internal controls of Cleco.

The Audit Committee held five meetings during 2003. The meetings were designed to facilitate and encourage private communication between the Audit Committee and Cleco’s internal auditors and the Independent Auditors.

During these meetings, the Audit Committee reviewed and discussed the financial statements with management of Cleco and the Independent Auditors. The discussions with the Independent Auditors included the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee received the written disclosures and the letter regarding independence from the Independent Auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed this information with the Independent Auditors.

The Audit Committee has appointed PricewaterhouseCoopers LLP as independent auditors to conduct the annual audit of Cleco for the fiscal year ending December 31, 2003 and quarterly reviews through September 30, 2004. The firm of PricewaterhouseCoopers LLP, or its predecessor, Coopers & Lybrand LLP, independent certified public accountants, has served as auditors of Cleco and its predecessor continuously since 1952.

Based on the review and discussions referred to above, the Audit Committee approved the inclusion of the audited financial statements in Cleco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

The Audit Committee of the Board of Directors of Cleco Corporation

W. Larry Westbrook, Chairman

F. Ben James, Jr.

Richard B. Crowell

Ray B. Nesbitt

Robert T. Ratcliff, Sr.

RELATIONSHIP WITH ACCOUNTANTS

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for Cleco by PricewaterhouseCoopers LLP as of or for the years ended December 31, 2003 and 2002 were as follows:

	2003	2002
Audit	$473,456	$540,000
Audit Related	121,727	38,000
Tax	475,854	686,000
All Other	—	240,000

Total	$1,071,037	$1,504,000

The Audit fees for 2003 and 2002 were for professional services rendered for the audits of Cleco’s consolidated financial statements; the review of those financial statements included in Cleco’s quarterly reports on Form 10-Q; issuance of comfort letters; a security review of new financial software; assistance in a special investigation; and assistance with review of documents filed with the SEC.

The Audit Related fees billed during 2003 and 2002 were for assurance and other services related to employee benefit plan audits and due diligence related to transactions and potential transactions of Cleco Midstream Resources LLC, Cleco’s wholly owned merchant energy subsidiary, and its subsidiaries.

Tax fees billed during 2003 and 2002 were for services related to tax compliance reviews, and tax planning and tax advice, including assistance with and representation in tax audits and appeals; tax services for employee benefit plans; and requests for rulings or technical advice from tax authorities.

All Other fees billed during 2002 were for services rendered for financial information systems implementation and design and strategic advisory services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy requiring its pre-approval of all audit and non-audit services provided by the Independent Auditors. The policy requires the general pre-approval of annual audit services and specific pre-approval of all other permitted services. In determining whether to pre-approve permitted services, the Audit Committee considers whether such services are consistent with SEC rules and regulations. Furthermore, requests for pre-approval for services that are eligible for general pre-approval must be detailed as to the services to be provided.

None of the audit and non-audit services described above were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

A representative of PricewaterhouseCoopers LLP is expected to attend the annual meeting. If present, the representative will have an opportunity to make a statement during the meeting if he or she so desires and will respond to appropriate questions raised during the meeting.

PERFORMANCE GRAPH

The following performance graph compares the performance of Cleco common stock to the S&P 500 Index and to the Edison Electric Institute Index, which includes Cleco, for Cleco’s last five fiscal years. The graph assumes that the value of the investment in Cleco common stock and each index was $100 at December 31, 1998, and that all dividends were reinvested.

	December 31,
	1998	1999	2000	2001	2002	2003
Cleco	$100.00	$98.51	$175.39	$146.42	$98.27	$133.58
S&P 500 Index	$100.00	$120.28	$110.47	$96.89	$75.44	$97.02
EEI Index(1)	$100.00	$80.20	$120.22	$112.01	$95.89	$117.66

(1)	As of December 31, 2003, the Edison Electric Institute Index was comprised of: Allegheny Energy, Inc.; ALLETE, Inc.; Alliant Energy Corporation; Ameren Corporation; American Electric Power Co.; Aquila, Inc.; Avista Corporation; Black Hills Corporation; CenterPoint Energy, Inc.; Central Vermont Public Service Corporation; CH Energy Group, Inc.; Cinergy Corp.; Cleco Corporation; CMS Energy Corporation; Consolidated Edison, Inc.; Constellation Energy Group, Inc.; Dominion Resources, Inc.; DPL, Inc.; DQE, Inc.; DTE Energy Company; Duke Energy Corporation; Edison International; El Paso Electric Company; The Empire District Electric Company; Energy East Corporation; Entergy Corporation; Exelon Corporation; FirstEnergy Corp.; FPL Group, Inc.; Great Plains Energy Incorporated; Green Mountain Power Corporation; Hawaiian Electric Industries, Inc.; IDACORP, Inc.; Keyspan Corporation; Maine Public Service Company; MDU Resources Group, Inc.; MGE Energy Inc.; NiSource Inc.; Northeast Utilities; NSTAR; OGE Energy Corp.; Otter Tail Corporation; Pepco Holdings, Inc.; PG & E Corporation; Pinnacle West Capital Corporation; PNM Resources, Inc.; PPL Corporation; Progress Energy, Inc.; Public Service Enterprise Group Incorporated; Puget Energy, Inc.; Scana Corporation; Sempra Energy; Sierra Pacific Resources; The Southern Company; TECO Energy Inc.; TXU Corp.; UIL Holdings Corporation; UniSource Energy Corporation; Unitil Corporation; Vectren Corporation; Westar Energy, Inc.; Wisconsin Energy Corporation; WPS Resources Corporation; and Xcel Energy Inc. Northwestern Corporation was deleted from the Edison Electric Institute Index used in Cleco’s proxy statement relating to its 2003 annual meeting of shareholders.

ANNUAL REPORT

A shareholder survey card and the enclosed 2003 Annual Report to Shareholders, which contains Cleco’s consolidated financial statements for the year ended December 31, 2003, accompany the proxy material being mailed to all shareholders. The shareholder survey card and the 2003 Annual Report to Shareholders are not a part of the proxy solicitation material.

PROPOSALS BY SHAREHOLDERS

Any shareholder who intends to present a proposal at the 2005 annual meeting of shareholders and who requests inclusion of the proposal in Cleco’s 2005 proxy statement and form of proxy, in accordance with applicable SEC rules, must file such proposal with Cleco no later than November 18, 2004. Proposals should be addressed to: Cleco Corporation, P. O. Box 5000, Pineville, Louisiana 71361-5000, Attn: Corporate Secretary.

The Bylaws of Cleco also require advance notice of other proposals by shareholders to be presented at any meeting of Cleco shareholders. In the case of the 2005 annual meeting, the required notice generally must be received by the Cleco corporate secretary no later than December 23, 2004. In order for a matter to be properly presented at the meeting, the notice also must set forth as to each such matter of business proposed:

•	a brief description of the matter and the reasons for conducting it at the meeting;

•	the shareholder’s name and address;

•	the name of all other persons, if any, with whom the shareholder is acting in concert;

•	the class and number of Cleco shares beneficially owned by the shareholder;

•	the class and number of Cleco shares beneficially owned by all other persons, if any, with whom the shareholder is acting in concert; and

•	any material interest of the shareholder’s or any person with whom the shareholder is acting in concert in the business proposed.

If a shareholder desires to nominate a director or amend Cleco’s Amended and Restated Articles of Incorporation or Bylaws at the 2005 annual meeting, the Bylaws require that the shareholder give written notice to Cleco’s corporate secretary no later than October 24, 2004.

The notice for nomination of a director must set forth, in addition to certain information regarding the business experience of and the shareholder’s relationship to his/her nominee:

•	the number of Cleco shares beneficially owned by the shareholder;

•	the names of all other persons, if any, with whom the shareholder is acting in concert; and

•	the number of Cleco shares beneficially owned by each such person.

For information concerning nomination of directors by the Nominating/Governance Committee, see the discussion under “Proposal—Election of Four Class I Directors—Director Nomination Process” in this proxy statement.

The notice for amendment of Cleco’s Amended and Restated Articles of Incorporation or Bylaws must be accompanied by:

•	the text of the shareholder’s proposed amendment;

•	evidence, reasonably satisfactory to Cleco’s corporate secretary, of the shareholder’s status as a shareholder and the number of Cleco shares beneficially owned by the shareholder;

•	a list of the names of all other persons, if any, with whom the shareholder is acting in concert and the number of Cleco shares beneficially owned by them; and

•	an opinion of counsel, reasonably satisfactory to Cleco’s board of directors, to the effect that Cleco’s Amended and Restated Articles of Incorporation or Bylaws, as amended, would not conflict with Louisiana law.

Shareholders may obtain a copy of Cleco’s Bylaws, in which these procedures are set forth, upon written request to Corporate Secretary, Cleco Corporation, P. O. Box 5000, Pineville, Louisiana 71361-5000.

OTHER MATTERS

Management does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be presented to the meeting by others. If other matters properly come before the meeting or any adjournments or postponements, the persons named in the accompanying proxy and acting thereunder intend to vote in accordance with their best judgment.

All shares of Cleco common stock or Cleco preferred stock that a shareholder owns, no matter how few, should be represented at the annual meeting. The accompanying proxy should therefore be completed, signed, dated and returned as soon as possible, or you should vote through the Internet as described in the enclosed proxy card.

By Order of Cleco’s Board of Directors,

David M. Eppler
President, Chief Executive Officer and Director

March 18, 2004

APPENDIX A

MAP OF LOCATION OF ANNUAL MEETING SITE

LOUISIANA
CONVENTION CENTRE
2225 N. MacArthur Drive
Alexandria, Louisiana
N
TO SHREVEPORT
HWY 1 TO NATCHITOCHES
RED RIVER
INTERSTATE 49
HWY 71 TO SHREVEPORT
HWY 167
TO RUSTON
HWY 165 TO MONROE
CLECO
SERVICEPLEX
HWY 71, 165, 167
HWY. 165 BUSINESS
FERRY RD.
DONAHUE
CLECO
CORPORATE
HEADQUARTERS
MAIN ST.
PINEVILLE
REGIONAL
OFFICE
HWY 28
CLECO
SERVICE
CENTER
PINEVILLE EXPRESSWAY
HWY 107 TO MARKSVILLE
BOLTON AVE.
HWY 28 TO LEESVILLE
JACKSON ST.
JACKSON ST EXTENSION
MACARTHUR DRIVE
HWY 165, 167, 71
MASONIC DRIVE
LEE ST.
RED RIVER
HWY 1 TO MARKSVILLE
HWY 165 TO LAKE CHARLES
HWY 71, 167 TO LECOMPTE/BUNKIE
INTERSTATE 49
TO BATON ROUGE

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APPENDIX B

CATEGORICAL STANDARDS FOR INDEPENDENCE

of the Board of Directors of Cleco Corporation

and the Board of Managers of Cleco Power LLC

I.	INDEPENDENCE

As a matter of policy, the Board of Directors of Cleco Corporation and the Board of Managers of Cleco Power LLC (with respect to each, the “Board” of the “Company”) intends to maintain its independent character. Thus, at least a majority of the members of the Board (each a “Director”) will be independent, non-employee Directors. No Director qualifies as “independent” unless the Board affirmatively determines that the Director has no material relationship with the Company (other than as a Director), either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

When assessing the materiality of a Director’s relationship with the Company, the Board shall consider the issue not merely from the standpoint of the Director, but also from that of persons or organizations with which the Director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board may otherwise consider any facts and circumstances as it deems relevant to the determination of Director independence.

II.	CATEGORICAL STANDARDS

To assist the Board in making determinations of Director independence, and pursuant to Section 303A of the Listed Company Manual of the New York Stock Exchange, the Board will consider, at a minimum, the categorical standards set forth below. If a Director (or his or her immediate family member or certain other entities associated with the Director, as specified below) is engaged in any of the transactions or has any of the relationships specified below, or if within the one year period preceding the Board determination, has been engaged in or has had any of the relationships specified below, then the Board will consider such transactions or relationships in assessing the materiality of the Director’s relationship with the Company.

A.	any transaction or series of similar transactions to which the Company or any of its subsidiaries is a party, in which the amount involved exceeds $60,000 and in which the Director or any member of the immediate family of such Director has a direct or indirect material interest;

B.	any relationship involving payments for property or services by a business or professional entity of which the Director is or within the last fiscal year has been an executive officer or owns, or during the last fiscal year has owned, of record or beneficially in excess of ten percent of the equity interests (an “Associated Business or Professional Entity”), to the Company or its subsidiaries in excess of five percent of (1) the Company’s consolidated gross revenues for its last full fiscal year or (2) such Associated Business or Professional Entity’s consolidated gross revenues for its last full fiscal year;

C.	any relationship involving payments for property or services by the Company or its subsidiaries to an Associated Business or Professional Entity in excess of five percent of (1) the Company’s consolidated gross revenues for its last full fiscal year or (2) such Associated Business or Professional Entity’s consolidated gross revenues for its last full fiscal year;

D.	any relationship involving the retention by the Company of a law firm of which the Director is, or during the last fiscal year has been, a member or counsel;

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E.	any relationship involving the performance of services (other than as a participating underwriter in a syndicate) for the Company by an investment banking firm of which the Director is, or during the last fiscal year has been, a partner or an executive officer;

F.	any transaction involving indebtedness owed to the Company or its subsidiaries by the Director, any member of the immediate family of such Director, any corporation or organization (other than the Company or a majority-owned subsidiary of the Company) of which such Director is an executive officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, or any trust or other estate in which such Director has a substantial beneficial interest or as to which such Director serves as a trustee or in a similar capacity, including, without limitation, any transaction by which the Company, directly or indirectly, including through any subsidiary, extends or maintains credit, arranges for the extension of credit or renews an extension of credit, in the form of a personal loan to or for any such person or entity; and

G.	any significant business relationship involving the Director and a member of senior management of the Company.

For purposes of the categorical standards set forth above, a person’s immediate family shall include such person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law. None of the categorical standards set forth above shall apply to or include Director fees or other compensation of Directors under programs applicable to all Directors in their capacities as such.

The categorical standards set forth in paragraphs (A) through (E) above shall not apply to or include payments that arise solely from the ownership of securities of the Company where no extra or special benefit not shared on a pro rata basis by all holders of such class of securities is received. The categorical standard set forth in paragraph (F) above shall not apply to any transaction involving indebtedness (or otherwise described therein) that was entered into prior to July 30, 2002 and has not been renewed or had any of its terms materially modified since such date. In addition, and subject to the foregoing provisions in this paragraph and the preceding paragraph, it is the intention of the Board that the categorical standards set forth in paragraphs (A) through (G) above be interpreted in a manner consistent with the corresponding provisions of the Board’s Conflicts of Interest and Related Policies.

III.	ADDITIONAL STANDARDS

The independence of a Director shall also be determined subject to the rules of the New York Stock Exchange and any other applicable rules and regulations. Members of certain Board committees, such as the Audit Committee, are subject to heightened standards of independence under various rules and regulations.

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APPENDIX C

CLECO CORPORATION

EXECUTIVE COMMITTEE CHARTER

I.	PURPOSE AND MISSION OF THE COMMITTEE

The Executive Committee (Committee) shall exercise all powers of the Board of Directors, as defined and limited by the Bylaws of the Corporation, between meetings of the full Board whenever it is not desirable or practical to conduct a meeting of the full Board. The Committee shall, to the extent it deems necessary or is requested by the Board or by management, review with management such policy matters as may be appropriate before presentation to the Board.

II.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

A.	In fulfilling its purpose and mission, the Committee shall:

1.	Exercise all powers of the Board between meetings of the Board as defined and limited by the Bylaws of the Corporation, such limitations encompassing the following powers of the Board which cannot be delegated by the Board:

a.	Amend, repeal, or supplement the Bylaws of the Corporation.

b.	Take definitive action on a merger, consolidation, reclassification or exchange of securities, repurchase by the Corporation of any of its equity securities, transfer of all or substantially all of the assets of the Corporation, dissolution, “business combination,” as defined in Article X of the Bylaws, or similar action.

c.	Elect or remove a Director or Officer of the Corporation.

d.	Submit a proposal to shareholders for action by shareholders.

e.	Appoint a Director to or remove a Director from a Committee of the Board of Directors.

f.	Declare a dividend on the capital stock of the Corporation.

2.	Recommend each year at the annual meeting of the Board the nominees for officers of the Corporation.

3.	Consider and make recommendations to the Board relative to long-term strategic, financial and other issues.

4.	Annually evaluate its own performance based upon the procedures recommended by the Nominating/Governance Committee of the Corporation and approved by the Board and based on criteria suggested by the Nominating/Governance Committee and approved by the Board.

III.	COMPOSITION OF THE COMMITTEE

The Executive Committee and its Chairperson shall be appointed by the Board and be comprised of three or more Directors as determined annually by the Board. The Board shall also have the authority to remove a Committee member in its discretion. The Chief Executive Officer will normally serve as a member of the Committee, but will not serve as Chairperson of the Committee.

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IV.	OPERATION OF THE COMMITTEE

The Executive Committee shall meet as often as needed to properly discharge its duties and responsibilities upon notice to all members of the Committee by any one member of the Committee or by the Corporate Secretary. The Committee shall have the authority to delegate assignments to subcommittees.

A majority of the Committee shall constitute a quorum, but the affirmative vote of a majority of the whole Committee shall be necessary in every case to determine official actions of the Committee. The Committee shall keep regular minutes of its proceedings and report the same to the Board.

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APPENDIX D

CLECO CORPORATION

AUDIT COMMITTEE CHARTER

I.	PURPOSE AND MISSION OF THE COMMITTEE

A.	The primary functions of the Audit Committee are to oversee the accounting and financial reporting processes and audits of the financial statements of the Corporation, to prepare the report that the Securities Exchange Commission (SEC) and the New York Stock Exchange (NYSE) rules require to be included in the Corporation’s annual proxy statement and to otherwise assist the Board of Directors in fulfilling its oversight of:

1.	The integrity of the Corporation’s financial statements;

2.	The Corporation’s compliance with legal and regulatory requirements;

3.	The independent auditor’s qualifications and independence; and

4.	The performance of the Corporation’s internal audit function and independent auditors.

II.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

A.	The Audit Committee’s primary duties and responsibilities are to:

1.	Provide independent review of auditing, accounting and financial reporting processes.

2.	Advise the Board of Directors of needed changes in these processes.

3.	Review and evaluate the activities of both independent public auditors and internal auditors.

4.	Report regularly to the Board of Directors to review any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors, or the performance of the internal audit function.

5.	Annually evaluate its own performance based upon the procedures recommended by the Nominating/Governance Committee of the Corporation and adopted by the Board and based on criteria suggested by the Nominating/Governance Committee and approved by the Board.

B.	To fulfill these duties and responsibilities, the Audit Committee shall, with respect to:

1.	Documents/Reports

a.	Review and recommend to the Board of Directors changes to this Charter periodically as conditions dictate.

b.	Review the Corporation’s annual financial statements and any reports or other financial information submitted to any governmental/regulatory body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

c.	Review the regular internal reports to management prepared by the Internal Auditing Department and any related response from management.

d.	Review with financial management and the independent auditors the 10-Q and 10-K prior to their filing or prior to the release of earnings.

2.	Independent Auditors

a.	Be directly responsible for appointment, compensation, retention and oversight of the work of the independent auditors. The independent auditors will report directly to the Audit Committee.

b.	Establish procedures for pre-approval of all audit and non-audit services to be performed by the independent auditors.

c.	Assure that, on an annual basis, the independent auditors submit to the Audit Committee a formal written statement delineating all relationships between the auditors and the Corporation. The Audit Committee should review and discuss with the auditors all significant relationships the auditors have with the Corporation to determine the auditors’ independence.

d.	At least annually, obtain and review a report by the independent auditors describing the firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control reviews, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues.

e.	At least annually, obtain and review the report by the Public Company Accounting Oversight Board (PCAOB) of its annual inspection of the independent auditors’ compliance with the Sarbanes-Oxley Act of 2002, the PCAOB rules, the SEC rules, and the professional standards for performing audits and issuing audit reports.

f.	At least annually, evaluate the independent accountant’s qualifications, performance and independence, including a review and evaluation of the lead partner, and report the conclusions of the review to the full board.

g.	Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Corporation’s financial statements.

h.	Review with the independent auditor any audit problems or difficulties and management’s response.

i.	Set clear policies on hiring employees or former employees of the independent auditors, taking into account the pressures that exist for auditors seeking a job with the Company which they audit.

j.	As determined by the Committee, ensure there is appropriate funding for payment of:

1.	Compensation of the independent auditors engaged to prepare and issue an audit report or perform other authorized audit, review or attest services;

2.	Compensation to any advisers engaged by the Committee; and

3.	Ordinary administrative expenses of the Committee.

3.	Internal Auditors

a.	Participate in the selection or removal of the Manager, Internal Audit.

b.	Annually review, revise and approve the charter of the Internal Audit Department.

c.	Review activities, organizational structure, and qualifications of the Internal Audit Department.

d.	Periodically consult with the internal auditors out of the presence of management about internal controls and other work of the department.

4.	Financial Reporting Processes

a.	In consultation with the independent auditors and the internal auditors, review the integrity of the organization’s financial reporting processes, both internal and external.

b.	Consider the independent auditors’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

c.	Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditing department.

d.	Assure that management has the proper review system in place to ensure that the Corporation’s financial statements, reports and other financial information disseminated to governmental/regulatory organizations and the public satisfy legal requirements.

e.	Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

f.	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

g.	Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

h.	Perform any other activities consistent with the Charter, the Corporation’s By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

5.	Process Improvement

a.	Establish regular and separate systems of reporting to the Audit Committee by management, the independent auditors, the internal auditors, and other employees regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

b.	As it determines necessary to carry out its duties, engage independent counsel and other advisers.

c.	Discuss policies with respect to risk assessment and risk management.

d.	Review any significant disagreement among management and the independent auditors or the internal auditing department in connection with the preparation of the financial statements.

e.	Review with the independent auditors, the internal auditing department, and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

f.	Establish procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters.

III.	COMPOSITION OF THE COMMITTEE

The Audit Committee and its Chairperson shall be appointed by the Board and be comprised of three or more directors as determined annually by the Board, each of whom shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment from management and the Corporation. Each member of the Committee shall be an Independent Director, as determined by the Board pursuant to the requirements of Section 303A of the New York Stock Exchange Listed Company Manual. A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other board committee, (a) accept directly or indirectly any consulting, advisory, or other compensatory fee from the Corporation or its subsidiaries, or (b) be an affiliated person of the Corporation or its subsidiaries.

As such qualifications are interpreted by the Board of Directors in its business judgment, each member shall be financially literate (have the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement), or must become financially literate within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Corporation’s Board of Directors interprets such qualification in its business judgment. The members of the Audit Committee will not serve simultaneously on the audit committees of more than three public companies.

IV.	OPERATION OF THE COMMITTEE

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet with management, the manager of the Internal Auditing Department, and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee shall meet by telephone conference with the independent auditors and management quarterly to discuss any significant adjustments or required disclosures prior to the filing of the Form 10-Q and 10-K. The duties and responsibilities of the Audit Committee may not be delegated to other Committees of the Board of Directors.

APPENDIX E

CLECO CORPORATION

COMPENSATION COMMITTEE CHARTER

I.	PURPOSE AND MISSION OF THE COMMITTEE

A.	The Compensation Committee (Committee) shall:

1.	Review and approve corporate goals and objectives relevant to Chief Executive Officer (CEO) compensation; evaluate the CEO’s performance in light of those goals and objectives, and, either as a Committee or together with the other Independent Directors (as directed by the Board), determine and approve the CEO’s compensation level based on this evaluation;

2.	Make recommendations to the Board with respect to non-CEO compensation, incentive compensation plans and equity-based plans; and

3.	Produce a Compensation Committee report on executive compensation as required by the Securities & Exchange Commission (SEC) to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

II.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

A.	In fulfilling its purpose and mission, the Committee shall:

1.	Analyze the practices of peer companies relative to compensation matters and to approve and report to the Board of Directors or recommend for approval by the Board the proper levels of compensation and benefits for the Corporation’s officers and other key employees. The Committee will work to assure these compensation levels and benefits are at reasonable and competitive levels according to industry standards;

2.	Have sole authority to retain, and terminate upon terms (including the firm’s fees and other retention terms) deemed appropriate by the Committee in its sole discretion, any consulting firm to assist in determining proper levels of compensation and benefits;

3.	Evaluate the performance of the Corporation’s CEO in light of the Corporation’s goals and objectives and determine and recommend to the Board any indicated adjustments in the compensation and benefits of the CEO. This evaluation shall be reported to the Independent Directors of the Corporation in an executive session conducted by the Chairman of the Committee, along with any recommendations of the Committee. At such session, the Independent Directors shall decide the proper course of action relative to the Committee’s evaluation and recommendations. The evaluation shall be based on criteria specified in the Corporation’s Corporate Governance Guidelines;

4.	Report each year in the Corporation’s Proxy Statement, issued in conjunction with the annual meeting of shareholders, on the Corporation’s executive compensation. This report will generally include such information as the compensation philosophy and overall objective of the executive compensation programs and the programs’ components, such as base salaries, annual incentive compensation, the long-term incentive compensation plan and other executive compensation plans, and the annual compensation of the CEO; and

5.	Annually evaluate its own performance based upon the procedures recommended by the Nominating/Governance Committee of the Corporation and approved by the Board and based on criteria suggested by the Nominating/Governance Committee and approved by the Board.

E-1

III.	COMPOSITION OF THE COMMITTEE

The Compensation Committee and its Chairperson shall be appointed by the Board and be comprised of three or more Directors as determined annually by the Board. The Board shall also have the authority to remove a Committee member in its discretion. Each member of the Committee shall be an Independent Director, as determined by the Board pursuant to the requirements of Section 303A of the New York Stock Exchange Listed Company Manual.

IV.	OPERATION OF THE COMMITTEE

The Compensation Committee shall meet as often as needed to properly discharge its duties and responsibilities upon notice to all members of the Committee by any one member of the Committee or by the Corporate Secretary. The Committee shall have the authority to delegate assignments to subcommittees.

A majority of the Committee shall constitute a quorum, but the affirmative vote of a majority of the whole Committee shall be necessary in every case to determine official actions of the Committee. The Committee shall keep regular minutes of its proceedings and report the same to the Board.

E-2

APPENDIX F

CLECO CORPORATION

NOMINATING/GOVERNANCE COMMITTEE CHARTER

I.	PURPOSE AND MISSION OF THE COMMITTEE

The Nominating/Governance Committee (Committee) shall identify individuals qualified to become Board members, consistent with criteria approved by the Board and shall select or recommend that the Board select the director nominees for the next annual meeting of shareholders. It shall also develop and recommend to the Board a set of Corporate Governance Guidelines and any modifications thereto from time to time and oversee evaluations of the Board, its committees and management. It shall also provide advice and guidance to the Board of Directors relative to the Board’s size, compensation and benefits.

II.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

A.	In fulfilling its purpose and mission, the Committee shall:

1.	Recommend the number of Director positions in place on the Board at any given time;

2.	Recommend qualified and desirable nominees for open positions on the Board for consideration of election by shareholders at the annual meeting of shareholders or for election by the Board at other such times as may be deemed appropriate by the Committee and the Board. In the process of selecting nominees for recommendation, the Committee may retain search firms, as it may determine, and will select persons who possess the qualities that will contribute to the formulation and implementation of the Corporation’s strategic business plan, including such qualities as leadership in their occupations, accomplishments, skills, diversity, integrity and a commitment to devote the time and attention needed to discharge his or her duties to the Corporation’s shareholders. The Committee shall have sole authority to retain and terminate any such search firm and to approve the search firm’s fees and other retention terms;

3.	Recommend each year at the annual meeting of the Board the nominees for positions on committees of the Board, including chairpersons of the committees;

4.	Oversee the evaluation of the Board and its committees. To accomplish this, the Committee shall recommend for the Board’s consideration a format and schedule for the annual evaluations of the Board and each of the committees, to be completed during the fourth quarter and reported to the Board and the committees prior to the annual meeting of shareholders. The Committee will accumulate or assist in accumulating and summarize or assist in summarizing the evaluations relative to the Board and each committee and will report to the Board the results of the respective evaluations and any actions which may be recommended as a result of such evaluations;

5.	Annually evaluate its own performance based upon the criteria recommended by the Committee and adopted by the Board;

6.	Assist in the evaluation of the management of the Corporation, although this responsibility shall be discharged primarily by the Compensation Committee;

7.	Recommend changes as appropriate to the Board’s Corporate Governance Guidelines; and

8.	Recommend changes as appropriate to the Board’s compensation and benefits. Periodically, the Committee shall engage the services of an outside consultant relative to the trends in compensation and benefits of the Boards of Directors of companies similar to the Corporation. The Committee shall determine, after consultation with the outside consultant, the appropriateness of the compensation and benefits of the Board and shall subsequently make recommendations for changes to the Board as the Committee shall determine.

F-1

III.	COMPOSITION OF THE COMMITTEE

The Nominating/Governance Committee and its Chairperson shall be appointed by the Board and be comprised of three or more Directors as determined annually by the Board. The Board shall also have the authority to remove a Committee member in its discretion. Each member of the Committee shall be an Independent Director, as determined by the Board pursuant to the requirements of Section 303A of the New York Stock Exchange Listed Company Manual.

IV.	OPERATION OF THE COMMITTEE

The Nominating/Governance Committee shall meet as often as needed to properly discharge its duties and responsibilities upon notice to all members of the Committee by any one member of the Committee or by the Corporate Secretary. The Committee shall have the authority to delegate assignments to subcommittees.

A majority of the Committee shall constitute a quorum, but the affirmative vote of a majority of the whole Committee shall be necessary in every case to determine official actions of the Committee. The Committee shall keep regular minutes of its proceedings and report the same to the Board.

F-2

APPENDIX G

CLECO CORPORATION

QUALIFIED LEGAL COMPLIANCE COMMITTEE CHARTER

I.	PURPOSE

A.	The purpose of the Qualified Legal Compliance Committee (the “Committee”) of the Board of Directors (the “Board”) of Cleco Corporation (the “Company”) is to:

1.	Receive, consider and take appropriate action with respect to any report made or referred to the Committee by an attorney, of evidence of a material violation of an applicable United States federal or state securities law, a material breach of fiduciary duty arising under United States federal or state law or a similar material violation of any United States federal or state law (each a “material violation”), in each case by the Company or by any officer, director, employee or agent of the Company;

2.	Otherwise fulfill the responsibilities of a qualified legal compliance committee pursuant to the provisions of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder; and

3.	Perform such other duties as may be from time to time assigned to it by the Board.

B.	Any terms not defined in this charter shall have the meanings ascribed to such terms in Part 205 of the Rules of the Securities and Exchange Commission, as from time to time amended.

II.	COMPOSITION

The Committee shall consist of all the members of the Company’s Nominating/Governance Committee. If at any time the Nominating/Governance Committee does not include a member of the Company’s Audit Committee, then the then-current chair of the Audit Committee shall also be a member of this Committee. If the Board does not appoint a chairman of the Committee, the members of the Committee may designate a chairman by majority vote of all members of the Committee.

III.	MEETINGS

The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter. The chairman of the Committee, in consultation with the other members of the Committee, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter.

IV.	AUTHORITY AND RESPONSIBILITIES

A.	In addition to any other responsibilities which may be assigned from time to time by the Board, the Committee shall have the following authority and responsibilities:

1.	The Committee shall adopt written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation.

2.	The Committee shall inform the chief legal officer and the chief executive officer of the Company of any report of evidence of a material violation, except in the circumstance in which the Committee believes that so informing the chief legal officer or the chief executive officer would be futile.

3.	The Committee shall determine whether an investigation is necessary or desirable regarding any such report of evidence of a material violation.

G-1

4.	The Committee shall (1) notify the Audit Committee of the Board or the entire Board, (2) initiate an investigation to be conducted by either the chief legal officer of the Company or by one or more outside attorneys, and (3) retain such additional expert personnel as the Committee deems necessary.

5.	At the conclusion of any such investigation, the Committee shall:

a.	Recommend, by majority vote, that the Company implement an appropriate response to evidence of a material violation, which response shall consist of one or more of the following: (a) a finding that no material violation has occurred, is ongoing or is about to occur; (b) the adoption of appropriate remedial measures, including appropriate steps or sanctions to stop any material violations that are ongoing, to prevent any material violation that has yet to occur, and to remedy or otherwise appropriately address any material violation that has already occurred and to minimize the likelihood of its recurrence; or (c) retaining or directing an attorney to review the reported evidence of a material violation and either (i) the Company substantially implements any remedial recommendations made by such attorney after a reasonable investigation and evaluation of the reported evidence, or (ii) the attorney advises the Company that such attorney may, consistent with his or her professional obligations, assert a colorable defense on behalf of the Company or its officers, directors, employees or agents in any investigation or judicial or administrative proceeding relating to the reported evidence of a material violation; and

b.	Inform the chief legal officer, the chief executive officer and the Board of the results of the investigation and the appropriate remedial measures that it recommends be adopted.

The Committee shall have the authority and responsibility to act, by majority vote, to take all other appropriate action, including the authority to notify the Securities and Exchange Commission in the event that the Company fails in any material respect to implement an appropriate response that the Committee has recommended to the Company. The Committee is authorized, without seeking further Board approval, to retain outside attorneys and other expert personnel to assist the Committee as it deems necessary.

G-2

Investor Relations

P.O. Box 5000

Pineville, LA 71361-5000

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet

1. Log on to the Internet and go to http://www.eproxyvote.com/cnl 2. Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.

IF YOU VOTE OVER THE INTERNET, PLEASE DO NOT MAIL THE PROXY CARD.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

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☒	Please mark your votes as in this example.	1628

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO ELECT FOUR CLASS I DIRECTORS.	2. To vote upon such other business as may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof, in their discretion.

CLECO CORPORATION

1. To elect four Class I directors. (Please see reverse)

	FOR	WITHHELD
FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐ For all nominees except as written above

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no specific directions are given, your shares will be voted FOR the election of the four Class I Director nominees listed on the reverse side hereof. The proxies retain the right to cumulate common stock votes for directors unless the specific number of votes for directors is listed on the reverse side. The individuals designated on the reverse side hereof will vote in their discretion on any other matter that properly may come before the annual meeting and any adjournment(s) or postponement(s) thereof. The undersigned hereby revokes all proxies heretofore given in connection with the 2004 annual meeting of shareholders.

Please sign exactly as name(s) appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).

Signature:	Date:	Signature:	Date:

You also may vote your shares electronically through the Internet. Voting via the Internet will eliminate the need to mail voted proxy cards representing your shares. However, voting using the Internet does not allow you to cumulate votes in the election of directors. If you wish to cumulate your director votes in a specific manner, you must complete and mail in the proxy card and follow the instructions for cumulative voting on the card.

To vote using the Internet, please follow the steps below:

•	Have your proxy card and social security number available.

•	Be ready to enter the Voter Control Number indicated in the shaded box on the reverse side.

•	Log on to the Internet and go to the website http://www.eproxyvote.com/cnl

The Internet voting system preserves the confidentiality of your vote and will confirm your voting instructions with you. You may also change your selections on any or all of the proposals to be voted at any time until 24 hours before the Annual Meeting.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

CLECO CORPORATION

DETACH HERE

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PROXY

CLECO CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 23, 2004

The undersigned hereby appoint(s) David M. Eppler, R. O’Neal Chadwick, Jr. and Janice M. Mount or any of them (each with full power to act alone and with power of substitution), as proxies, to represent the undersigned, and to vote upon all matters that may properly come before the meeting, including the matters described in the proxy statement furnished herewith (receipt of which is hereby acknowledged), subject to any directions indicated on the reverse side, with full power to vote all shares of capital stock of Cleco Corporation held of record by the undersigned as of the close of business on February 23, 2004, at the annual meeting of shareholders to be held on April 23, 2004, and any adjournment(s) or postponement(s) thereof. The following item(s) of business will be considered at the aforesaid annual meeting:

1.	To elect four Class I directors:

01–Sherian G. Cadoria, 02–Richard B. Crowell, 03–David M. Eppler and 04–W. Larry Westbrook

Instruction: Unless otherwise specified in the space provided immediately below, this proxy shall authorize the proxies named herein to cumulate all common stock votes which the undersigned is entitled to cast at the annual meeting for, and to allocate such votes among, one or more of the nominees for director listed above as such proxies shall determine, in their sole and absolute discretion, in order to maximize the number of such nominees elected to Cleco Corporation’s Board of Directors. To specify a different method of cumulative voting, write “Cumulate For” and the number of shares of common stock and the name(s) of the nominee(s) in the space provided immediately below.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

P R O X Y

Cleco Corporation

c/o PROXY SERVICES CORPORATION

115 Amity Street

Jersey City, NJ 07304-9661

Vote-by-Internet QUICK EASY IMMEDIATE

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. However, voting using the Internet does not allow you to cumulate votes in the election of directors. If you wish to cumulate your director votes in a specific manner, you must complete and mail in the proxy card and follow the instructions for cumulative voting on the card.

THE WEB ADDRESS IS www.proxyvoting.com/cleco

IF YOU VOTE BY INTERNET, PLEASE DO NOT MAIL THE PROXY CARD

THANK YOU FOR VOTING

CONTROL NUMBER for Internet Voting

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

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☒	Please mark your votes as in this example.

This proxy will be voted as directed below on the proposal set forth in the proxy statement for the meeting.

CLECO CORPORATION	2. To vote upon such other business as may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof, in its or their discretion.

The Board of Directors Recommends a Vote “FOR” the Proposal to elect four Class I Directors.

	FOR	WITHHELD
FOR ALL NOMINEES LISTED BELOW	☐	☐	WITHHELD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

1.	To elect four Class I directors.

(INSTRUCTION: To withhold authority to vote for any individual nominee, check the box to vote “FOR” all nominees and strike a line through the nominee’s name in the list below. Common stock units allocated under either plan may be cast cumulatively for one or more directors. To cumulate votes, place the number or percentage of votes for a director below such director’s name on the line provided.)

Number or percentage of votes, if cumulated:	01 Sherian G. Cadoria

02 Richard B. Crowell

03 David M. Eppler

04 W. Larry Westbrook

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned participant. If no specific directions are given, shares subject to this proxy will NOT be voted by the trustee and/or the custodian, as applicable. The trustee and the custodian retain the right to cumulate votes for directors unless the specific number of votes for directors is listed under the director’s name. The trustee and/or the custodian, as applicable, will vote, in their discretion, on any other matter that properly may come before the meeting and any adjournment(s) or postponement(s) thereof.

The undersigned hereby revokes all proxies heretofore given in connection with the 2004 annual meeting of shareholders with respect to common stock or preferred stock allocated to the undersigned.

Please sign exactly as your name appears in the plan records, as shown on the label above.

Signature:	Date:

DETACH HERE

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P R O X Y

CLECO CORPORATION

PROXY SOLICITED ON BEHALF OF THE TRUSTEE OF THE

CLECO CORPORATION SAVINGS AND INVESTMENT PLAN AND/OR THE

CUSTODIAN OF THE CLECO CORPORATION EMPLOYEE STOCK PURCHASE PLAN FOR THE

ANNUAL MEETING OF SHAREHOLDERS ON APRIL 23, 2004

The undersigned participant in the Cleco Corporation Savings and Investment Plan and/or the Cleco Corporation Employee Stock Purchase Plan hereby appoints, as applicable, J.P. Morgan Chase Bank, trustee of the Savings and Investment Plan and/or The Bank of New York, custodian of the Employee Stock Purchase Plan (each, as applicable, with full power of substitution), as proxy(ies) with respect to the number of whole and fractional units representing shares of common and preferred stock (if any) allocated to the undersigned’s accounts in the plan(s) as of the close of business on February 23, 2004, to represent the undersigned, and to vote upon all matters that may properly come before the meeting, including the matters described in the proxy statement furnished herewith (receipt of which is hereby acknowledged), subject to any directions indicated on the reverse side, with full power to vote (and to cumulate votes, if applicable) at the annual meeting of shareholders to be held on April 23, 2004, and any adjournment(s) or postponement(s) thereof.

Please complete, sign, date and mail in the accompanying postpaid envelope unless you vote using the Internet.